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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-333-20) of iManage, Inc. of our report dated May 5, 2000, except for Note 10, as to which the date is June 21, 2000, relating to the financial statements of Thoughtstar, Inc. for each of the two years in the period ended December 31, 1999 and for the period from inception (February 5, 1997) through December 31, 1999, which report appears in this Amendment No. 1 to Form 8-K.



PRICEWATERHOUSECOOPERS LLP
Salt Lake City, Utah
August 10, 2000

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